EXHIBIT 24.2

                        CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use in the OTS Application to Convert on Form AC and in the SEC Registration Statement on Form S-1 of our report dated November 15, 1996, relating to the consolidated financial statements of First Robinson Savings and Loan, F.A. for the three years ended October 31, 1996, and the use of our name under the caption "Experts" in the Prospectus, which is a part of the OTS Application and the SEC Registration Statement.


/s/ Larsson, Woodyard & Henson LLP

LARSSON, WOODYARD & HENSON LLP



Paris, Illinois
March 17, 1997